Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 26, 2009, relating to the consolidated financial statements of Sunset Suits Holdings, Inc. for the years ended December 31, 2008 and 2007, and to the reference to our firm under the caption "Experts" in the Prospectus.

BDO Numerica
International Auditors & Consultants Sp. z.o.o.
ul. Postepu 12, 02-676 Warsaw, Poland
Registration No. 3355

Poznań, Poland
July 10, 2009